Exhibit 10.15

BUSINESS LOAN AGREEMENT	EQUITY BANK, NA
7701 E KELLOGG
Wichita, Kansas 67207
(316)612-6000

LOAN NUMBER	AGREEMENT DATE	AGREEMENT/ACCOUNT NUMBER
700084770	January 9, 2008	700084770

BORROWER INFORMATION

ICOP Digital, Inc.	Type of Business Entity: Corporation
16801 W. 116TH ST.	State of Organization/Formation: Kansas
Lenexa, KS 66219

AGREEMENT. This Business Loan Agreement will be referred to in this document as the “Agreement”. This Agreement is made by EQUITY BANK, NA (Lender) and Borrower. The consideration is the promises, representations, and warranties made in this Agreement and the Related Documents.

DEFINITIONS. These definitions are used in this Agreement.

“Collateral” means the Property that all Obligors pledge, mortgage, or give Lender a security interest in, regardless of where the Property is located and regardless of when it was or will be acquired, together with all replacements, substitutions, proceeds, and products of the Property.

“Events of Default” means any of the events described in the “Events of Default” section of this Agreement.

“Financial Statements” means the balance sheets, earnings statements, and other financial information that Obligors have, are, or will be giving to Lender.

“GAAP” means generally accepted United States accounting principles, consistently applied.

“Indebtedness” means the Loan and all other loans and indebtedness of Borrower lo Lender, including but not limited to Lender’s payments of insurance or taxes, all amounts Lender pays to protect its interest in the Collateral, overdrafts in deposit accounts with Lender, and all other indebtedness, obligations, and liabilities of Borrower to Lender, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

“Loan” means the loan or loans Lender makes to Borrower under the note or notes dated the same date as this Agreement that Borrower gives to Lender end all amendments, extensions, renewals, and refinancing.

“Net Worth” means Borrower’s total assets less Borrower’s total liabilities (all determined in accordance with GAAP).

“Obligor” means any person having any obligation to Lender, whether for the payment of money or otherwise, under this Agreement or under the Related Documents, including but not limited to Guarantor and any other guarantors of the Indebtedness.

“Parties” means all Borrowers, Guarantors, and Non-Borrower Debtors signing this Agreement.

“Party” means any Borrower, Guarantor, and Non-Borrower Debtor signing this Agreement.

“Property” means the Parties’ assets, regardless of what kind of assets they are.

“Related Documents” means all documents, promissory notes, security agreements, leases, mortgages, construction loan agreements, assignments of leases and rents, guaranties, pledges, and all other documents or agreements executed in connection with this Agreement. The term includes both documents existing at the time of execution of this Agreement and documents executed after the date of this Agreement.

IDENTIFICATION OF INDEBTEDNESS. The following loan and any amendments, extensions, renewals or refinancing (the “Loans”) thereof is subject to this Agreement:

•	Loan number 700084770 with a principal amount of $3,500,000.00

BORROWER’S REPRESENTATIONS AND WARRANTIES. Obligors represent and warrant to Lender the accuracy of the description of Borrower, the nature of Borrower’s business shown above, and the statements made in this section. The representations and warranties will continue and remain in effect until all of the Indebtedness is fully paid to Lender and Obligors’ obligations are fully performed.

Borrower’s Existence and Authority. Borrower is duly formed and in good standing under all laws governing Borrower and Borrower’s business, and the person or persons executing this Agreement have the power and authority to execute this Agreement and the Related Documents and to bind Borrower to the obligation created in this Agreement and the Related Documents.

Financial Information and Filing. All Financial Statements provided to Lender have been prepared and will continue to be prepared in accordance with generally accepted accounting principles, consistently applied, and fully and fairly present the financial condition of Obligors, and there has been no material adverse change in Obligors’ business, Property, or condition, either financial or otherwise, since the date of Obligors’ latest Financial Statements. Obligors have filed all federal, state, and local tax returns and other reports and filings required by law to be filed before the date of this Agreement and have paid all

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taxes, assessments, and other charges that are due and payable prior to the date of this Agreement. Obligors have made reasonable provision for these types of payments that are accrued but not yet payable. Borrower does not know of any deficiency or additional assessment not disclosed in Borrower’s books and records.

Title and Encumbrances. Obligors have good title to all of Obligors’ assets. All encumbrances on any part of the Property were disclosed to Lender in writing.

Compliance with General Law. Borrower is in compliance with and will conduct its business and use its assets in compliance with all laws, regulations, ordinances, directives, and orders of any level of governmental authority that has jurisdiction over Borrower, Borrower’s business, or Borrower’s assets.

Environmental Compliance. Obligors are in compliance with all applicable laws and rules of federal, state, and local authorities affecting the environment, as all have been or are amended.

No Litigation/No Misrepresentations. There are no existing or pending suits or proceedings before any court, government agency, arbitration panel, administrative tribunal, or other body, or threatened against Borrower that may result in any material adverse change in Borrower’s business, property, or financial condition, and all representations and warranties in this Agreement and the Loan Documents are true and correct and no material fact has been omitied.

COVENANTS. On the date of this Agreement and continuing until the Indebtedness is repaid and Borrower’s obligations are fully performed, Borrower covenants as follows.

Net Worth. Borrower shall maintain a minimum Net Worth of $7,500,000.00 as of the end of each calendar month.

Other Information. From the date hereof until the Indebtedness is fully repaid and all of Obligors’ obligations are fully performed and satisfied, the Parties cited below agree, unless otherwise consented to in writing by the Lender, they will submit the following:

ICOP Digital, Inc. audited Annual Statements within 120 days after the end of each calendar year in form acceptable to Lender.

ICOP Digital, Inc. Unaudited Financial Statements within 30 days after the end of each calendar month in form acceptable to Lender.

ICOP Digital, Inc. Unaudited BORROWING BASE within 30 days after the end of each calendar month in form acceptable to Lender.

EVENTS OF DEFAULT. The occurrence of any of the following events will be an Event of Default.

Noncompliance with Lender Agreements. Default by Borrower under any provision of this Agreement, the Related Documents, or any other agreement with Lender.

False Statements. If an Obligor made or makes a false or misleading misrepresentation in the Related Documents, in any supporting material submitted to Lender or to third parties providing reports to Lender, or in Financial Statements given or to be given to Lender.

Material Adverse Change. Any material adverse change in the Borrower’s business, financial condition, or the Property has occurred or is imminent; if the full performance of the obligations of any Obligor is materially impaired; or if the Collateral and its value or Lender’s rights with respect thereto are materially impaired in any way. The existence or reasonable likelihood of litigation, governmental proceeding, default, or other event that may materially and adversely affect an Obligor’s business, financial condition, or the Properly.

Insolvency or Liquidation. An Obligor voluntarily suspends transaction of its business or does not generally pay debts as they mature. If an Obligor has or will make a general assignment for the benefit of creditors or will file, or have filed against it, any petition under federal bankruptcy law or under any other state or federal law providing for the relief of debtors if the resulting proceeding is not discharged within thirty days after filing. If a receiver, trustee, or custodian is or will be appointed for an Obligor.

Default on Unrelated Debt. If Borrower materially defaults under a provision of an agreement with a third parry or if the indebtedness under such an agreement is accelerated.

Judgments or Attachments. If there is entered against an Obligor a judgment that materially affects the Borrower’s business, financial condition, or the Property, or if a tax lien, levy, writ of attachment, garnishment, execution, or similar item is or will be issued against the Collateral or which materially affects Borrower’s business, financial condition, or the Property, and which remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for thirty days after it was issued.

Collateral Impairment. Lender has a good-faith belief that Lender’s rights in the Collateral are or will soon be impaired or that the Collateral itself is or soon will be impaired.

Termination of Existence or Change in Control. If Borrower or Borrower’s business is sold or merged or if Borrower or Borrower’s business suspends business or ceases to exist.

Insecurity. If Lender has a good-faith belief that any Party is unable or will soon be unable to perform that Party’s duties under this Agreement or under the Related Documents.

Death. The death of an individual who is an Obligor, a partner in a partnership that is an Obligor, a member in a limited liability company that is an Obligor, an officer of a corporation that is an Obligor, or an individual of similar position in any other type of business organization that is an Obligor.

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IMPROPER ENDORSEMENT. Any negotiable instrument, check, draft or order for the payment of moneys not clearly endorsed by the Authorized Signer may be returned to the Corporation by the Lender. The Lender, in its sole discretion, alternatively may endorse on behalf of the Corporation any negotiable instrument, check, draft or order for the payment of money not clearly endorsed in order to facilitate collection. Lender shall have no liability for any delay in the presentment or return of any negotiable instrument, check, draft, or order for the payment of money which is not properly endorsed.

DISPOSITION OF FUNDS. When withdrawal or transfer powers are granted to an Authorized Signer, the Lender is directed and authorized to act upon and honor withdrawal or transfer instructions issued and to honor, pay, transfer from and charge to any depository account(s) of the Corporation, all negotiable instruments, checks, drafts, or orders for the payment of money so drawn when signed consistent with the Resolution without inquiring as to the disposition of the proceeds or the circumstances surrounding the issuance of the negotiable instrument, check or order for the payment of money involved, whether such negotiable instruments, checks, drafts or orders for the payment of money are payable to the order of, or endorsed or negotiated by any Authorized Signer signing them or any Authorized Signer in their individual capacities or not, and whether they are deposited to the individual credit of or tendered in payment of the individual obligation or account of any Authorized Signer signing them or of any other Authorized Signer.

PRIOR ENDORSEMENTS. All negotiable instruments, checks, drafts or orders for the payment of money deposited with prior endorsements are guaranteed by the Corporation.

PRE-RESOLUTION TRANSACTIONS. All actions by Authorized Signers in accordance with this Resolution but before the adoption of this Resolution are approved, ratified, adopted and confirmed by the Corporation.

WARRANTY. The Lender may rely upon the certification as to the authority of the Corporation to execute this Resolution and make the representations in this Resolution.

NOTIFICATION OF CHANGES. The Corporation shall notify Lender in writing at its address shown above in advance of any changes which would affect the validity of any matter certified in this Resolution.

REVOCATION AND MODIFICATION. An act (“Act”) to modify, terminate, amend or replace this Resolution will not immediately affect the ability of the Lender to rely upon this Resolution. The Act shall not affect any action by the Lender in reliance on this Resolution before the date the Act becomes effective as set forth in the next sentence. An Act will not become effective until all of the following occur: (a) Lender receives written notification of the Act in form and substance satisfactory to Lender and (b) the Lender has had a reasonable period of time to act upon such notification. Until the Act is effective, this Resolution shall remain in full force and bind the Corporation, its legal representatives, heirs, successors and assigns.

FACSIMILE SIGNATURES. The Lender shall be entitled to honor and charge the Corporation for all such negotiable instrument, checks, drafts or other orders for payment of money drawn in the name of the Corporation, on its regular accounts, including an order for electronic debit, whether by electronic tape or otherwise, regardless of by whom or by what means facsimile signatures or other non-manual signature (collectively, “Facsimile Signatures”) may have been affixed, or electronically communicated, if such Facsimile Signatures resembles the specimens duly certified to or filed with the Lender for any of the named Authorized Signers, regardless of whether any misuse is with or without the negligence of the Corporation. The Corporation agrees that the duty of maintaining the security of any such Facsimile Signatures or device by which it is affixed is solely that of the Corporation.

IN WITNESS WHEREOF, I, Laura E. Owen have hereunto subscribed my name as Secretary of ICOP Digital, Inc. and hereby acknowledge that the above Authorized Signer has authority to exercise the powers provided in this Resolution on January 9, 2008.

By:	/s/ Laura E. Owen	2/28/08
Its:	Secretary	Date

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REMEDIES ON DEFAULT.

Remedies, No Waiver. The remedies provided for in this Agreement, the Related Documents, and by law are cumulative and not exclusive. Lender reserves the right to exercise some, all, or none of its rights and reserves the right to exercise any right at any time that Lender has the right, without regard to how much time has passed since the right arose. Lender may exercise its rights in its sole, absolute discretion.

Acceleration, Setofi. Upon an Event of Default, the Loan and the Indebtedness may, at Lender’s sole option, be declared immediately due and payable. Lender may apply Obligors’ bank accounts and any other property held by Lender against the Indebtedness.

CROSS-DEFAULT. The default of any Party under this Agreement, the Related Documents, or under any other obligation to Lender is a default under this Agreement.

ATTORNEYS’ FEES AND OTHER COSTS. If legal proceedings are instituted to enforce the terms of this Agreement, Borrower agrees to pay all costs of the Lender in connection therewith, including reasonable attorneys’ fees, to the extent permitted by law.

EXPENSES. Obligors agree to pay all of Lender’s reasonable expenses incidental to perfecting Lender’s security interests and liens, all insurance premiums, Uniform Commercial Code search fees, and all reasonable fees incurred by Lender for audits, inspection, and copying of the Obligors’ books and records. Obligors also agree to pay all reasonable costs and expenses of Lender in connection with the enforcement of Lender’s rights and remedies under this Agreement, the Related Documents, and any other agreement between one or more Obligors and Lender, and in connection with the preparation of all amendments, modifications, and wavers of consent with respect to this Agreement, including reasonable attorneys’ fees.

GOVERNING LAW/PARTIAL ILLEGALITY. This Agreement and the Related Documents are and will be governed by, and the rights of the Parties will be determined by the laws of the state of Kansas except to the extent that federal law controls. If any part term, or provision of this Agreement is determined to be illegal or in conflict with state or federal law, the validity of the remaining portion or provisions of this Agreement will not be affected, unless the stricken portion or provision adversely affects Lender’s risk of realizing Lender’s anticipated return, in which case Lender may, in its sole discretion, deem the Loan matured.

NOTICES. All notices required under this Agreement must be in writing and will be considered given: (i) on the day of personal delivery, or (ii) one business day after deposit with a nationally recognized overnight courier service, or (iii) three business days after deposit with the United States Postal Service sent certified mail, return receipt requested. Any of these methods may be used to give notice. All notices must be sent to the party or parties entitled to notice at the addresses first set forth in this Agreement. Any Party may change its address for notice purposes on five days prior written notice to the other Parties.

INTEGRATION AND AMENDMENT. This Agreement and other written agreements among the Parties, including but not limited to the Related Documents, are the entire agreement of the Parties and will be interpreted as a group, one with the others. None of the Parties will be bound by anything not expressed in writing, and this Agreement cannot be modified except by a writing executed by those Parties burdened by the modification.

FURTHER ACTION. Obligors will, upon request of Lender, make, execute, acknowledge, and deliver to Lender the modified and additional instruments, documents, and agreements, and will take the further action that is reasonably required, to carry out the intent and purpose of this transaction.

CONTINUING EFFECT. Unless superseded by a later Business Loan Agreement, this Agreement will continue in full force and effect until all of the Obligors’ obligations to Lender are fully satisfied and the Loan and Indebtedness are fully repaid.

HEADINGS. All headings in this Agreement are included for reference only and do not have any effect on the interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed by the Parties using any number of copies of the Agreement All executed copies taken together will be treated as a single Agreement.

TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

TRANSFERS. Borrower may not assign or transfer its rights or obligations under this Agreement without Lender’s prior written consent Lender may transfer its interest in Lender’s sole discretion. Borrower waives all rights of offset and counterclaim Borrower has against Lender. The purchaser of a participation in the loan may enforce its interest regardless of any claims or defenses Borrower has against Lender.

JURISDICTION. Obligors agree to waive any objection to jurisdiction or venue on the ground that Obligors are not residents of Lender’s locality. Obligors authorize any action brought to enforce Obligors’ obligations to be instituted and prosecuted in any stale court having jurisdiction or in the United Slates District Court for the District that includes Lender’s location as set forth at the beginning of this Agreement. Obligors authorize Lender to elect the court at Lender’s sole discretion.

WAIVER OF JURY TRIAL. All parties to this Agreement waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Agreement or any other instrument, document, or agreement executed or delivered in connection herewith or the transaction related hereto.

ORAL AGREEMENTS DISCLAIMER. This written agreement represents a final expression of the agreement between the parties and may not be contradicted by evidence of prior or contemporaneous oral agreements of the parties.

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There are no unwritten oral agreements between the parties.

ADDITIONAL PROVISIONS. ELIGIBLE INVENTORY 60%, ELIGIBLE ACCOUNTS RECEIVABLE 80%. INVENTORY LIMITED TO $2,500,000.

By signing this Agreement, Borrower acknowledges reading, understanding and agreeing to all its provisions.

ICOP Digital, Inc.

/s/ David C. Owen	2/28/08
By: DAVID C. OWEN	Date
Its: CHAIRMAN/CEO

By signing this Agreement, Lender acknowledges reading, understanding and agreeing to all its provisions.

EQUITY BANK, NA

/s/ Brad Elliott	2/28/08
By: Brad Elliott	Date
Its: CEO

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